Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-196688, 333-198622, 333-215938 and 333-257870 on Form S-8 and Registration Statement No. 333-252475 on Form S-3 of our report dated March 30, 2020, with respect to the consolidated financial statements of Sunworks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the prospectus supplement, which is part of the Registration Statement No. 333-252475 on Form S-3.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 20, 2021